<PAGE 1>
                                             EXHIBIT 11

                                     FLEET FINANCIAL GROUP, INC.
                       COMPUTATION OF EQUIVALENT SHARES AND PER SHARE EARNINGS
                             Dollars in thousands, except per share data


                                                      For the Three Months Ended June 30
                                                       1994                      1993
                                          --------------------------   ---------------------------
                                                             FULLY                          FULLY
                                              PRIMARY       DILUTED       PRIMARY          DILUTED
                                              -------       -------       -------          -------
Equivalent shares:
Average shares outstanding                 137,705,272   137,705,272   136,372,599      136,372,599
Additional shares due to:
  Stock options                              1,004,458     1,007,416       696,051          794,897
  Warrants                                   3,486,076     3,486,076     2,923,896        3,100,741
  Series I preferred stock                           0             0             0           43,050
  Series II preferred stock                          0             0             0          133,889
  Dual convertible preferred stock          16,033,994    16,033,994    16,033,994       16,033,994
                                           -----------   -----------   -----------      -----------
Total equivalent shares                    158,229,800   158,232,758   156,026,540      156,479,170
                                           ===========   ===========   ===========      ===========
Earnings per share:
Net income                                 $   152,199   $   152,199   $   118,670      $   118,670
Less:  Preferred stock dividends                (2,463)       (2,463)       (6,584)          (6,527)
                                               -------       -------       -------          -------
Adjusted net income                        $   149,736   $   149,736   $   112,086      $   112,143
                                               =======       =======       =======          =======
Total equivalent shares                    158,229,800   158,232,758   156,026,540      156,479,170
                                           ===========   ===========   ===========      ===========

Earnings per share on net income          $       0.95   $      0.95   $      0.72      $      0.72
                                               =======       =======       =======          =======

<PAGE 2>
                                             EXHIBIT 11

                                     FLEET FINANCIAL GROUP, INC.
                       COMPUTATION OF EQUIVALENT SHARES AND PER SHARE EARNINGS
                              Dollars in thousands, except per share data


                                                      For the Six Months Ended June 30
                                                       1994                      1993
                                          --------------------------   ---------------------------
                                                             FULLY                          FULLY
                                              PRIMARY       DILUTED       PRIMARY          DILUTED
                                              -------       -------       -------          -------
Equivalent shares:
Average shares outstanding                 137,616,774   137,616,774   132,787,867      132,787,867
Additional shares due to:
  Stock options                                922,817     1,028,072       785,802          837,325
  Warrants                                   3,347,002     3,460,927     3,013,872        3,100,741
  Series I preferred stock                           0             0             0           43,088
  Series II preferred stock                          0             0             0          133,889
  Dual convertible preferred stock          16,033,994    16,033,994    16,033,994       16,033,994
                                           -----------   -----------   -----------      -----------
Total equivalent shares                    157,920,587   158,139,767   152,621,535      152,936,904
                                           ===========   ===========   ===========      ===========
Earnings per share:
Net income                                 $   285,278   $   285,278   $   224,922      $   224,922
Less:  Preferred stock dividends               (10,195)      (10,195)      (13,502)         (13,388)
                                               -------       -------       -------          -------
Adjusted net income                        $   275,083   $   275,083   $   211,420      $   211,534
                                               =======       =======       =======          =======
Total equivalent shares                    157,920,587   158,139,767   152,621,535      152,936,904
                                           ===========   ===========   ===========      ===========

Earnings per share on net income          $       1.74   $      1.74   $      1.39      $      1.38
                                               =======       =======       =======          =======




















                                                -28-